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                                                                   Exhibit 99(d)


                                       FORM OF
                            NOTICE OF GUARANTEED DELIVERY
                                    FOR SHARES OF
                              FIRST COASTAL CORPORATION
                       SUBSCRIBED FOR UNDER THE RIGHTS OFFERING
                                      AND/OR THE
                                  COMMUNITY OFFERING


     THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING (THE "RIGHTS OFFERING") AND THE COMMUNITY OFFERING (THE "COMMUNITY OFFERING") ARE SET FORTH IN THE PROSPECTUS RELATING TO THE OFFERING (THE "OFFERING") OF 750,000 SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE (THE "SHARES"), OF FIRST COASTAL CORPORATION (THE "COMPANY") DATED JUNE __, 1996 (THE "PROSPECTUS"), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY OR FIRST ALBANY CORPORATION (DISCUSSED BELOW). CAPITALIZED TERMS USED HEREIN, AND NOT OTHERWISE DEFINED, SHALL HAVE THEIR RESPECTIVE DEFINED MEANINGS AS SET FORTH IN THE PROSPECTUS. ALL RECORD DATE HOLDERS AND COMMUNITY OFFERING PARTICIPANTS ARE URGED TO READ THE PROSPECTUS CAREFULLY.

     As set forth in the Prospectus under "The Offering -- Subscription Procedure," this form or one substantially equivalent hereto may be used as a means of effecting subscription for all Shares purchased. Such form may be delivered by hand or sent by regular mail, overnight courier, by hand or facsimile transmission to the Subscription Agent as set forth below.

                              THE SUBSCRIPTION AGENT IS:

                     Chemical Mellon Shareholder Services, L.L.C.

If by regular mail:          c/o Chemical Mellon Shareholder Services, L.L.C.
                             Post Office Box 817
                             Midtown Station
                             New York, New York 10018

If by overnight courier:     c/o Chemical Mellon Shareholder Services, L.L.C.
                             85 Challenger Road
                             Overpeck Centre
                             Ridgefield Park, New Jersey  07660

If by hand:                  c/o Chemical Mellon Shareholder Services, L.L.C.
                             120 Broadway, 13th Floor
                             New York, New York 10271

If by facsimile:             telecopier no.  (201) 296-4293

     The Subscription Agent's toll free telephone number is (800) 777-3674.

     NOTICES OF GUARANTEED DELIVERY MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. EASTERN TIME, ON JULY __, 1996, UNLESS EXTENDED BY THE COMPANY, IN ITS SOLE DISCRETION, TO A DATE NOT LATER THAN 5:00 P.M. EASTERN TIME ON AUGUST __, 1996 (THE "EXPIRATION DATE"). DELIVERY TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE TO A TELECOPIER NUMBER OTHER THAN AS SET FORTH ABOVE SHALL NOT CONSTITUTE A VALID DELIVERY.

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GUARANTEED DELIVERY PROCEDURES.

     If a Record Date Holder wishes to exercise Rights or a Community Offering Participant wishes to subscribe for Shares, but time will not permit such Record Date Holder or Community Offering Participant to cause the Rights Offering Order Form or Community Offering Order Form to reach the Subscription Agent prior to the Expiration Date, such Rights may nevertheless be exercised and such Shares may nevertheless be subscribed for if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

     (i) the Record Date Holder or Community Offering Participant has caused payment in full in good funds of the Subscription Price for each Share being subscribed for to be received (at an address set forth above) by the Subscription Agent at or prior to the Expiration Date; and

     (ii) the Subscription Agent receives, at or prior to the Expiration Date, this guarantee notice or one substantially equivalent hereto (a "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. ("NASD") or from a commercial bank or trust company having an office or correspondent in the United States, stating the name of the exercising Record Date Holder or the name of the subscribing Community Offering Participant, the number of Shares being subscribed for by the Record Date Holder or Community Offering Participant, and guaranteeing the delivery to the Subscription Agent of the Rights Offering Order Form or Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery; and

     (iii) the Subscription Agent receives a properly completed Rights Offering Order Form or Community Offering Order Form within five (5) business days of the Subscription Agent's receipt of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Rights Offering Order Forms or Community Offering Order Forms at the addresses set forth above, or may be transmitted to the Subscription Agent by facsimile transmission as set forth above. Additional copies of this form of Notice of Guaranteed Delivery are available upon request from Dennis D. Byrd, Treasurer of the Company, at (207) 774-5000, or from John
H. Howland, Vice President of First Albany Corporation, at (617) 228-3076.

     IMPORTANT. The member firm of a registered national securities exchange or member of the NASD or commercial bank or trust company having an office or correspondent in the United States that completes this Notice of Guaranteed Delivery must communicate the guarantee and the number of Shares subscribed for (under the Rights Offering and/or the Community Offering) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery, or one substantially equivalent hereto, guaranteeing delivery to the Subscription Agent of the Rights Offering Order Form (for the Rights Offering) and/or the Community Offering Order Form (for the Community Offering) within five (5) business days of the Subscription Agent's receipt of such Notice of Guaranteed Delivery.


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                                      GUARANTEE

     The undersigned, a member firm of a national securities exchange or member of the NASD or a commercial bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by the close of business on ____________________, 1996, of a properly completed and executed Rights Offering Order Form and/or Community Offering Order Form.

Number of Shares for which you are
guaranteeing delivery of a Rights Offering
Order Form (Rights Offering):
                                            --------------------------------

AND/OR

Number of Shares for which you are
guaranteeing delivery of a Community
Offering Order Form (Community Offering):    --------------------------------


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Name of Firm                                 Authorized Signature


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Address                                      Title


- --------------------------------             Name:
Zip Code                                          ---------------------------
                                            (Please Type or Print)


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Contact Name                                 Phone Number


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